Exhibit 10.51
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                            SHARE PURCHASE AGREEMENT

     THIS SHARE PURCHASE AGREEMENT (the "Agreement") is effective as of April 27, 2001, is by and between ZiaSun Technologies, Inc., a Nevada corporation, hereinafter referred to as "ZiaSun", and Momentum Media Ltd., a corporation organized and existing under the laws of the British Virgin Islands, hereinafter referred to as "Purchaser." This Agreement shall become effective only when executed by all parties hereto.

                                    RECITALS


     A. Whereas, ZiaSun is the owner and holder of 999,995 shares of capital stock of Momentum Asia, Inc., a corporation organized and existing under the laws of the Republic of the Philippines, hereinafter referred to as "MAI."

     B. Whereas, ZiaSun acquired MAI on October 7, 1999, in a stock-for-stock exchange with Purchaser, wherein ZiaSun issued a total of 2,000,000 pre-split restricted shares of ZiaSun and ZiaSun received 999,995 shares of MAI, whereupon MAI became a wholly-owned subsidiary of ZiaSun.

     C. Whereas, ZiaSun desires to sell to Purchaser and Purchaser desires to purchase from ZiaSun all of ZiaSun's shares of MAI common stock consisting of 999,995 shares of capital stock, in consideration for two hundred thousand (200,000) restricted shares of Common Stock of ZiaSun owned by Purchaser.

     D. Whereas, in addition, and as a condition to the Closing of the sale of MAI to Purchaser, MAI shall, prior to the Closing assign, transfer and deliver to ZiaSun 130,000 restricted shares of Common Stock of ZiaSun currently owned by MAI and represented by certificate no. 3602.

     E. Whereas, as a further a condition to the Closing of the sale of MAI to Purchaser, ZiaSun shall pay to MAI, the sum of $50,000 as full satisfaction of all obligations of ZiaSun to MAI, and MAI will forgive the balance of any and all obligations of ZiaSun from inter-company loans and transfers made by MAI to ZiaSun and will execute a General Release of any and all claims which MAI might have against ZiaSun, known or unknown and regardless of their nature or basis.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the mutual warranties, representations, agreements and undertakings hereinafter set forth, the parties do hereby agree as follows:


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                                   ARTICLE 1.

                              CERTAIN DEFINITIONS.

     1.1 For the purpose of this Agreement, the terms defined in this Article 1., shall have the meanings set forth below. All capitalized terms not defined in this Article 1., shall have the meanings ascribed to them in other parts of this Agreement.

     1.2 "ZiaSun" shall mean ZiaSun Technologies, Inc. a Nevada corporation.

     1.3 "MAI" shall mean Momentum Asia, Inc., a corporation organized and existing under the laws of the Republic of the Philippines, a wholly owned subsidiary of ZiaSun.

     1.4 "Purchaser" shall mean Momentum Media Ltd., a British Virgin Island corporation.

     1.5 "Closing" shall mean the consummation of the transactions contemplated hereby on the Closing Date.

     1.6 "Closing Date" shall mean that date on or before May 15, 2001, or such other date as to which the parties may agree.

     1.7 "Common Stock" shall mean the Common stock, no par value, of ZiaSun.

     1.8 "MAI Shares" shall mean 999,995 shares of capital stock of MAI to be sold to and acquired by Purchaser from the ZiaSun hereunder.

     1.9 "Purchase Price" shall mean two hundred thousand (200,000) restricted shares of common stock of ZiaSun, and such other consideration as set forth below.

                                   ARTICLE 2.

                               PURCHASE AND SALE.

     2.1 ZiaSun agrees to sell to Purchaser, and Purchaser agrees to buy from ZiaSun, all issued and outstanding common stock of MAI, for the purchase price and upon the terms, provisions and conditions hereinafter set forth.

                                   ARTICLE 3.

                        PURCHASE PRICE AND CONSIDERATION.

     3.1 Purchase Price and Consideration. The purchase price and consideration for all issued and outstanding common stock of MAI shall be two hundred thousand (200,000) restricted shares of Common Stock of ZiaSun, free of any liens, pledges or encumbrances of any kind.

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     3.2 Additional  Consideration  by MAI. In addition to the Purchase Price to be paid by Purchaser as set forth in Section 3.1 above, and as a condition to Closing, MAI, shall, prior to Closing:

          3.2.1 Assign, transfer, convey and deliver to ZiaSun, free and clear of any liens, pledges and encumbrances of any kind, 130,000 restricted shares of Common Stock of ZiaSun owned by MAI and represented by ZiaSun certificate no. 3602, along with an Irrevocable Stock Power duly executed by MAI in favor of ZiaSun, which shares MAI authorizes and instructs ZiaSun's transfer agent to cancel at the request of ZiaSun;

          3.2.2 Forgive any and obligations of ZiaSun to MAI, in consideration of the payment by ZiaSun of the sum of $50,000 to MAI, the amount of which ZiaSun shall deliver to MAI upon Closing, and MAI to and execute a General Release of all Claims in favor of ZiaSun.

                                   ARTICLE 4.

                    REPRESENTATIONS AND WARRANTIES BY ZIASUN.

     4.1 As a material inducement to Purchaser to enter into this Agreement, ZiaSun represents and warrants to Purchaser that as of the date hereof:

          4.1.1  Organization  and  Good  Standing.  MAI is duly  organized  and
     existing  in  good  standing   under  the  laws  of  the  Republic  of  the
     Philippines. MAI is not presently engaging in business in any other jurisdiction and is not qualified as a foreign corporation nor authorized to do business in other jurisdictions. MAI has the corporate power to own its properties and to carry on its business as now conducted and as they are proposed to be conducted;

          4.1.2 Authorization. The execution, delivery and performance by ZiaSun of this Agreement and the execution, delivery and performance by ZiaSun and/or MAI of each related agreement to which ZiaSun and/or MAI is a party
     (a) are within ZiaSun's or MAI's power and authority, (b) have been duly authorized by all necessary corporate proceedings, as applicable, and (c) do not conflict with or result in any breach of any provision or of the creation of any lien or encumbrance upon any of the property of MAI or require any consent or approval pursuant to the Articles of Incorporation or bylaws of MAI or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument applicable to ZiaSun or MAI;

          4.1.3 Enforceability. The execution and delivery of this Agreement by ZiaSun and the execution and delivery by ZiaSun and MAI of each related agreement to which it is a party, will result in legally binding obligations of ZiaSun, enforceable against each of ZiaSun and MAI in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights, and (b) the availability of the remedy of specific performance or injunctive or other equitable relief will be subject to the discretion of the court before which any proceeding therefor may be brought;

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          4.1.4  Governmental  Approvals.  Except as set forth in Exhibit  4.1.4 hereto, the execution, delivery and performance by ZiaSun of this Agreement and the execution and delivery by ZiaSun and MAI of each related agreement to which it is a party, do not require the approval or consent of, or any filing with, any governmental authority or agency.

     4.2 Capitalization.

          4.2.1 Capital Stock. The authorized capital stock of MAI consists solely of 4,000,000 shares of capital stock, P$1.00 Par Value per share (the "MAI Common Stock"), of which one million (1,000,000) shares are issued and outstanding, fully paid and non-assessable.

          4.2.2 Options, Etc. There are no outstanding rights (either preemptive or other) or options to subscribe for or purchase any shares of MAI, or any securities convertible into exchangeable for its capital stock.

     4.3 Reports and Financial Statements. Purchaser has heretofore been furnished with complete and correct copies of the un-audited balance sheet, statements of operations and cash flows of MAI, as of December 31, 2000, a copy of which is attached hereto as Exhibit 4.3. Purchaser accepts the financial statements of MAI "As-Is" and accepts any adjustments that may result thereto.

     4.4 Title to Assets; Leases. To the best of ZiaSun's knowledge, except as disclosed herein or set forth on Exhibit 4.4, attached hereto, MAI owns all of its assets shown on the MAI Financial Statements free and clear of all liens and encumbrances and enjoys peaceful and undisturbed possession of all leased real property on which the facilities are currently situated, and all such leases are valid and in full force and effect.

     4.5 Related Agreements. To the best of ZiaSun's knowledge, Purchaser has heretofore or simultaneously herewith been furnished with complete and correct copies of all the related agreements and all other agreements, instruments and documents entered into in connection therewith. This Agreement and the related agreements are the only material agreements relating to the stock purchase and the transactions contemplated hereby to which MAI is a party. MAI is not in default on any of its obligations under this Agreement or any related agreement.

     4.6 Litigation. To the best of ZiaSun's knowledge, except as set forth and described on Exhibit 4.6, there is no pending or threatened litigation or other proceeding before any court, board or other governmental or administrative agency or arbitrator, to which MAI is or would be a party. No such pending or threatened litigation or other proceeding, individually or in the aggregate, is reasonably likely to result in any final judgment or liability which, after giving effect to any applicable insurance, could result in a material adverse change in the business, assets, financial condition or prospects of MAI No judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds MAI or its assets.

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     4.7 Tax Returns. To the best of ZiaSun's knowledge,  except as set forth on
Exhibit 4.7, hereto, MAI has filed all tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid, or made adequate provision for the payment of, all assessments received and all taxes which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed. Except as set forth on Exhibit 4.7, hereto, MAI knows of no additional assessments since the date of such returns and reports, and there will be no additional assessments with respect to the periods for which such returns and reports were filed for which adequate reserves appearing on the balance sheets referred to in paragraph 4.3, have not been established. Purchaser acknowledges that Purchaser has been made aware that there exists a potential income tax liability for the fiscal years 1998 of approximately $20,000 and 1999 of approximately $30,000. Purchaser accepts said tax liability as part of MAI, along any penalties and adjustments that may result thereto.

     4.8 Liabilities, Indebtedness and Liens. To the best of ZiaSun's knowledge, based on representations and advice from MAI, MAI has certain liabilities, liens and trade payables due and owing which will be approximately $364,452.04, as of March 31, 2001, as set forth on Exhibit 4.8, hereto. Additionally, MAI's semi-monthly payroll expense is approximately $6,400. MAI also has other reoccurring operating costs and expenses.

     4.9 Governmental Regulations. MAI is not a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; MAI is not a "registered investment company", or an "affiliated person" or a principal underwriter of a "registered investment Company", as such terms are defined in the Investment Company Act of 1940, as amended.

     4.10 Disclosure. To the best of ZiaSun's knowledge, no representation, warranty or statement made by ZiaSun or MAI in this Agreement, any related agreement or any agreement, certificate, statement or document furnished by or on behalf of ZiaSun or MAI in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     4.11 AS-IS" Sale. ZiaSun makes no representation or warranty, either expressed or implied, with respect to the business, assets, liabilities and obligations of MAI, and Purchaser accepts MAI "AS-IS", in its present condition and status of operations, subject to any and all claims, liabilities and obligations, if any, that may result thereto.

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                                   ARTICLE 5.

                   REPRESENTATIONS AND WARRANTIES BY PURCHASER

     5.1 As a material inducement to ZiaSun to enter into this Agreement, Purchaser represents and warrants to ZiaSun that as of the date hereof:

          5.1.1 Authorization. The execution, delivery and performance by the Purchaser of this Agreement and each related agreement to which it is a party, (a) are within the Purchaser's power and authority, (b) have been duly authorized by all necessary proceedings, and (c) do not conflict with or result in any breach of any provision or of the creation of any lien upon any of the property of the Purchaser or require any consent or approval that has not been obtained or will not be obtained before Closing, and do not violate any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

          5.1.2 Enforceability. The execution and delivery of this Agreement by the Purchaser and each related agreement to which it is a party, will result in legally binding obligations of the Purchaser enforceable against it in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditor's rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief will be subject to the discretion of the court before which any proceeding therefore may be brought.

          5.1.3 Governmental Approvals. Except as set forth on Exhibit 5.1.3, hereof, the execution, delivery and performance by the Purchaser of this Agreement do not require the approval or consent of, or any filing with, any governmental authority or agency.

          5.1.4 Business. Prior to and at the Closing Date, the Purchaser will not have conducted any business or incurred any liabilities that shall have a material adverse impact on Purchaser's ability to fulfill its obligations hereunder.

          5.1.5 Solvency. Prior to, upon and immediately after the consummation of the transactions contemplated hereby and by the related agreements, Purchaser is solvent, has tangible and intangible assets having a fair value in excess of the amount required to pay his probable liabilities on his existing debts as they become absolute and matured and has access to adequate capital for the conduct of his business and the ability to pay his debts from time to time incurred in connection therewith as such debts mature.

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          5.1.6  Title  to  Assets;   Leases.   Purchaser  enjoys  peaceful  and
     undisturbed possession to all of Purchaser's assets.

          5.1.7 Defaults. The Purchaser is not in default under any provision any franchise, contract, agreement, lease or other instrument to which Purchaser is a party or by which Purchaser or Purchaser's property is bound or in violation of any law, judgment, decree or governmental order, rule or regulation.

          5.1.8 Representations and Warranties. All representations and warranties made by the Purchaser in any of the related agreements are true and correct as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to you and made representations and warranties of the Purchaser hereunder as fully as if set forth herein.

          5.1.9 Related Agreements. This Agreement and the related agreements are the only material agreements relating to the stock purchase and the transactions contemplated hereby to which the Purchaser is a party. The Purchaser is not in default on any of its obligations under this Agreement or any related agreements.

          5.1.10 Litigation. There is no pending or threatened litigation or other proceeding before any court, board or other governmental or administrative agency or arbitrator, to which Purchaser is a party, which is reasonably likely to result in any final judgment or liability which could result in a material adverse change in the business, assets, financial condition or prospects of the Purchaser.

          5.1.11 Tax Returns. Purchaser has filed all tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid, or made adequate provision for the payment of, all assessments received and all taxes which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed. The Purchaser knows of no additional assessments since the date of such returns and reports, and there will be no additional assessments with respect to the periods for which such returns and reports were filed for which Purchaser did not have adequate reserves and Purchaser has made adequate provision for all current taxes.

          5.1.12 Disclosure. No representation, warranty or statement made by Purchaser in this Agreement, any related agreement or any agreement, certificate, statement or document furnished by or on behalf of Purchaser in connection herewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

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          5.1.13  Access  to  Financial  Reports.  ZiaSun  shall  have  full and complete access to any and all financial information and records, of MAI up to March 31, 2001, as required by ZiaSun, in order for ZiaSun and its independent auditors to prepare the requisite consolidated financial statements for the quarter ended March 31, 2001 and the fiscal year ending December 31, 2001.

          5.1.14 Acceptance of MAI Liabilities and "AS-IS" Sale. Purchaser acknowledges that Purchaser is aware of the liabilities and of MAI as set forth in Section 4.8 above, and Exhibit 4.8, hereto. Purchaser hereby accepts full responsibility for any and all liabilities, liens and debts of MAI. Purchaser acknowledges and understands that ZiaSun makes no representation or warranty, either expressed or implied, with respect to the business, assets, liabilities and obligations of MAI, and Purchaser accepts MAI "AS-IS", in its present condition and status of operations, subject to any and all claims, liabilities and obligations now existing or which may arise in the future. In this respect, Purchaser confirms that Purchaser is relying solely upon Purchaser's investigation and review of the present condition of MAI.

                                   ARTICLE 6.

                                    CLOSING.

     6.1 The closing of this transaction shall be held at the offices of ZiaSun Technologies, Inc., located at 462 Stevens Avenue, Suite 106, Solana Beach, California 92075, on or before May 15, 2001, or at such other place and time as is mutually agreeable to the parties, or by FAX and Federal Express.

     6.2 ZiaSun's Deliveries at Closing. On the Closing date or such time period as set forth below, ZiaSun shall deliver the following items:

          6.2.1 To Momentum Media, one or more certificate(s) representing 999,995 shares of capital stock of MAI, issued in the name of Purchaser;

          6.2.2 To Momentum Media, all minute books and stock record books of MAI;

          6.2.3 To Momentum Media, certified resolutions of the Board of Directors of MAI authorizing the transactions contemplated hereby; and

          6.2.4 To Momentum Media, all other instruments and agreements not herein specifically provided for but which are reasonably necessary or desirable to effectuate the closing hereunder.

          6.2.5 To MAI, the sum the sum of $50,000 as full satisfaction of all obligations and loans payable by ZiaSun to MAI.

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     6.3 MAI Deliveries. On or prior to the Closing Date as set forth below, MAI shall deliver, or cause to be delivered, to ZiaSun, the following:

          6.3.1 The original ZiaSun stock certificate no. 3602, representing 130,000 restricted shares of Common Stock of ZiaSun held by MAI, along with a duly executed Irrevocable Stock Power in favor of ZiaSun Technologies, Inc., which shares MAI authorizes and instructs ZiaSun's transfer agent to cancel at the request of ZiaSun;

          6.3.2 A duly executed General Release of all Claims in favor of ZiaSun under which MAI releases ZiaSun of any and all obligations and claims, both known and unknown, if any, whatsoever.

          6.3.3 Any and all other instruments not herein specifically provided for but which are reasonably necessary or desirable to effectuate the closing hereunder.

     6.4 Purchaser's Deliveries. On the Closing Date within such time period as set forth below, Purchaser shall deliver, or cause to be delivered, to ZiaSun, the following:

          6.4.1 A certificate representing 200,000 restricted shares of the Common Stock of ZiaSun Technologies, Inc., registered in the name of ZiaSun, free of any liens, pledges or encumbrances of any kind.

          6.4.2 A duly executed Resolution of the Board of Directors or other governing body of Purchaser, authorizing the execution and delivery of this Agreement and the 200,000 shares of common stock of ZiaSun to ZiaSun.

          6.4.3 Any and all other instruments not herein specifically provided for but which are reasonably necessary or desirable to effectuate the closing hereunder.

                                   ARTICLE 7.

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

     7.1 The obligations of Purchaser hereunder are subject to the following conditions, any of which may be waived in writing by Purchaser:

          7.1.1 Representation and Warranties True at Closing. The representations and warranties of the ZiaSun contained in this Agreement shall have been true and correct when made and shall be true and correct on the Closing Date with the same effect as if made on such date, except to the extent that such representations and warranties are rendered inaccurate by reason of transactions contemplated hereby.

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          7.1.2  Performance  of Agreements  and  Conditions.  ZiaSun shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by MAI and ZiaSun prior to or at the Closing Date.

          7.1.3 Deliveries. ZiaSun shall have delivered to Purchaser all consideration, certificates and documents to be delivered pursuant to
     Article 6., above.

          7.1.4 No Injunction. On the Closing Date there shall not be in effect any injunction, writ, preliminary restraining order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby.

          7.1.5 Instruments of Transfer and Other Documents. ZiaSun shall have delivered to Purchaser instruments of transfer which vest in Purchaser good and marketable title to the Shares as required herein and shall have delivered all other instruments, certificates and other documents required to be delivered hereunder.

          7.1.6 Necessary Approvals. The execution and delivery of this Agreement and the terms thereof and all corporate and other action necessary or required in order to effect the fulfillment of the obligations of MAI and the ZiaSun hereunder at or prior to the Closing Date shall have been approved by all necessary governmental bodies or agencies and all consents of any person contemplated by this Agreement to be obtained prior to the Closing shall have been obtained.

     7.2 ZiaSun represents and warrants that it has not caused, and it covenants and agrees that it shall not cause, any event that would prevent the satisfaction of all of the conditions set forth in Article 8., of this Agreement. ZiaSun covenants and agrees to take all action reasonably required on its part to satisfy such conditions.

                                   ARTICLE 8.

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ZIASUN

     8.1 The obligations of ZiaSun hereunder are subject to the following conditions, any of which may be waived in writing by ZiaSun:

          8.1.1 This Agreement; Related Agreements. This Agreement and any related agreements shall have been executed and delivered, shall be in full force and effect and no term or condition hereof or thereof shall have been amended, modified or waived except with ZiaSun's prior written consent. All covenants, agreements and conditions contained herein or in any related agreements which are to be performed or complied with on or prior to the Closing Date, other than by ZiaSun or MAI, shall have been performed or complied with (or waived with ZiaSun's prior written consent) in all material respects.

          8.1.2 Related Conditions Satisfied. All conditions to purchase as set forth in Article 5, have been satisfied as of the Closing Date, except to the extent to be fulfilled by MAI.

          8.1.3 Deliveries by Purchaser. Purchaser shall have delivered to ZiaSun all consideration, certificates and documents to be delivered pursuant to Article 6., above.

          8.1.4 Deliveries by MAI. MAI shall have delivered to ZiaSun all consideration, certificates and documents to be delivered pursuant to
     Section 6.3 above.

          8.1.5 Representations and Warranties True at Closing. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct on the Closing Date with the same effect as if made on such date, and Purchaser shall have delivered a Certificate to such effect to ZiaSun.

          8.1.6 Performance of Agreement and Conditions. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing Date Purchaser shall have delivered the Purchase Price to ZiaSun at the Closing in the form provided hereby and shall have satisfied all other financial obligations as set forth herein.

          8.1.7 No Injunction. On the Closing Date, there shall not be in effect any injunction, writ, preliminary restraining order or any order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened with respect to the transactions contemplated hereby.

          8.1.8 Necessary Approvals. The execution and delivery of this Agreement and the Exhibits hereto and all other action necessary or proper to effectuate the fulfillment of the obligations of Purchaser to be performed hereunder in or prior to the Closing Date shall have been duly authorized and approved, to the extent required by law.

               (a) The execution and delivery of the documents and items set forth herein.

               (b) This Agreement has been duly executed and delivered by Purchaser.

     8.2 Purchaser. Purchaser represents and warrants that it has not caused, and it covenants and agrees that it shall not cause, any event that would prevent the satisfaction of all of the conditions set forth in this Agreement. Purchaser covenants and agrees to take all action reasonably required on its part to satisfy such conditions.

                                   ARTICLE 9.

                        INDEMNIFICATION AND HOLD HARMLESS

     9.1 Indemnification of ZiaSun by Purchaser. Purchaser hereby agrees to indemnify, defend and hold ZiaSun harmless against and with respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that it shall incur or suffer, which arise out of, result or relate to any act of MAI, or of Purchaser, their respective officers, directors, agents, representatives, and employees from any claim whatsoever, including without limitation any and all liabilities of MAI set forth in Section 4.8 and
Exhibit 4.8, hereto, now existing or occurring in the future.

     9.2 Indemnification of MAI by Purchaser. Purchaser hereby agrees to indemnify, defend and hold MAI and its officers, directors and attorneys, harmless against and with respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that they shall incur or suffer, which arise out of, result or relate to any act of Purchaser, their respective officers, directors, agents, representatives, and employees from any claim whatsoever, including the failure of the Purchaser to pay and satisfy any and all liabilities of MAI set forth in Section 4.8 and Exhibit 4.8, hereto, now existing or occurring in the future.

     9.3 Notice and Opportunity to Defend. If there occurs an event which any Party asserts is an indemnifiable event, the Party seeking indemnification shall notify the Party obligated to provide indemnification (the "Indemnifying Party") promptly. If such event involves (i) any claim or (ii) the commencement of any action or proceeding by a third person, the Party seeking indemnification will give such Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall be a condition precedent to any liability of the Indemnifying Party hereunder. Such Indemnifying Party shall have a period of thirty (30) days within which to respond thereto. If such Indemnifying Party does not respond within such thirty (30) day period, such
Indemnifying Party shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnifying Party shall provide reasonably satisfactory to the Party seeking indemnity, such matter and the Indemnifying Party shall provide the Party seeking indemnification with such assurances as may be reasonably required by the latter to assure that the Indemnifying Party will assume, and be responsible for, the entire liability issue. If such Indemnifying Party does not respond within such thirty (30) day period and rejects responsibility for such matter in whole or in part, the Party seeking indemnification shall be free to pursue, without prejudice to any of its rights hereunder, such remedies as may be available to such Party under applicable law. The Party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such asserted liability. In any event, the Party seeking indemnification shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnifying Party shall require the prior written consent of the Party seeking indemnification. If, however, the

Party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Party seeking indemnification. In such event, the obligation of the Indemnifying Party to the Party seeking indemnification shall be equal to the lesser of (i) the amount of the offer of settlement which the Party seeking indemnification refused to accept plus the costs and expenses of such Party prior to the date the Indemnifying Party notifies the Party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the Party seeking indemnification is obligated to pay as a result of such Party's continuing to pursue such an offer. An Indemnifying Party shall be entitled to recover from the Party seeking indemnification any additional expenses incurred by such Indemnifying Party as a result of the decision of the Party seeking indemnification to pursue such matter.

     9.4 The obligations under Article 9 shall survive the Closing hereunder and Termination of this Agreement. ZiaSun and MAI shall promptly notify the responsible party (i.e. the Purchaser) of the existence of any claim, demand or other matter to which such indemnification obligations would apply, and shall give a reasonable opportunity to defend the same at their own expense and with counsel of their own selection; provided, if the Purchaser fails to defend the same, ZiaSun or MAI, as the case may be, shall have the right to contract and defend the same, and in any event Purchaser, ZiaSun and MAI shall at all times also have the right fully to participate in the defense of, and to compromise or settle in good faith the claim or other matter on behalf, for the account and at the risk of the Purchaser. If the claim is one that cannot by its nature be defended solely by Purchaser, then ZiaSun or MAI shall make available all information and assistance that Purchaser may reasonably request.

                                   ARTICLE 10.

                              ACCESS TO INFORMATION

     10.1 From the date hereof until the Closing Date, Purchaser, through its employees, accountants, attorneys and other representatives, may make such investigation of the financial and legal condition, business, operations and properties of MAI as it may deem necessary or advisable, and ZiaSun agrees to cause MAI to make available to such persons all records and other information and data, including corporate records and copies of documents, as Purchaser may reasonably request, and to have its personnel cooperate with Purchaser's representatives. Such investigation shall be made at reasonable hours so as not to interfere with the operations of MAI. In the event that the transactions contemplated hereby are not consummated, all documents obtained by Purchaser from MAI shall be promptly returned to them and all information obtained by Purchaser concerning MAI shall be kept strictly confidential and shall not be used for competitive purposes.

                                   ARTICLE 11.

                   OPERATION OF THE BUSINESS PENDING CLOSING.

     11.1 Except as otherwise provided herein, between the date of this Agreement and the Closing Date, ZiaSun and MAI shall operate the businesses of MAI in such a manner as to keep intact the business organization of MAI keep available the services of the employees and preserve its present relations with the suppliers and customers.

                                   ARTICLE 12.

                                   BROKERAGE.

     12.1 Each party represents and warrants to the others that no person or persons assisted in or brought about the negotiation of this Agreement in the capacity of broker, agent, finder or organizer on behalf of it. Each party ("First Party") agrees to indemnify and hold harmless the others from any claim asserted against the others for a brokerage or agent's or finder's or originator's commission or compensation pertaining to the transactions contemplated by this Agreement by any person purporting to have acted on behalf of First Party.

                                   ARTICLE 13.

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     13.1 All representations, warranties and agreements by ZiaSun, MAI, or the Purchaser pursuant hereto shall survive the closing of this transaction and shall not be affected by any investigation at any time made by or on behalf of any party.

                                   ARTICLE 14.

                        TERMINATION PRIOR TO THE CLOSING.

     14.1 This Agreement shall terminate and be of no further force or effect between the parties hereto except as to liability for breach or default of any covenant, agreement, representation, warranty, duty or obligation occurring or arising prior to the date of termination, upon the occurrence of any of the following:

          14.1.1 Immediately prior to Closing, the Purchaser has given notice to ZiaSun of the material breach or default by MAI or ZiaSun in the performance of any covenant, agreement, representation, warranty, duty or obligation hereunder, and provided that no such termination shall be effective if, prior to Closing, the breaching party shall have fully and completely corrected and cured the grounds for the termination as set forth in said notice of termination.

          14.1.2 Immediately prior to Closing, ZiaSun has given notice to Purchaser of material breach or default in the performance of any covenant, agreement, representation, warranty, duty or obligation of Purchaser hereunder, and provided that no such termination shall be effective, if prior to Closing the Purchaser shall have fully and completely corrected and cured the grounds for the termination as set forth in said notice of termination.

     14.2 Notwithstanding anything to the contrary contained herein, no party hereto shall have the right to terminate this Agreement due to its own breach or because of any immaterial breach by any other party hereto or any covenant, agreement, representation, warranty, duty or obligation hereunder.

     14.3 No termination of this Agreement for any reason or in any manner shall release, or be construed as so releasing, any party hereto from any liability or damage to any other party hereto arising out of, in connection with or otherwise relating to, directly to, directly or indirectly, said party's breach, default, or failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, or any of its misrepresentations of any representations or warranty herein contained.

                                  ARTICLE 15.

                                  MISCELLANEOUS

     15.1 Payment of Expenses. ZiaSun, MAI and Purchaser shall each pay all of their own respective expenses incident to the preparation, execution and consummation of this Agreement.

     15.2 Binding Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and their respective successors, assigns, transferees, heirs, representatives and estates.

     15.3 Notices. Any notice or other communication required or permitted hereunder shall be expressed in writing and sent by certified or registered mail, return receipt requested, to their respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to be the other:

                  If to the Purchaser, addressed to:
                  ---------------------------------
                  Momentum Media Ltd.
                  c/o Paula Mayers
                  P.O. Box 339
                  9121 Atlanta Avenue
                  Huntington Beach, CA 92646

                  If to MAI, addressed to:
                  -----------------------
                  Mr. Eric Montandon
                  Momentum Asia, Inc.
                  c/o Alfredo Alex S. Cruz III, Esq.
                  405 One Magnificent Mile
                  San Miguel Avenue
                  1605 Ortigas Centre
                  Pasig City
                  Philippines

                  If to the ZiaSun, addressed to:
                  ------------------------------
                  Mr. Allen D. Hardman
                  President and COO
                  ZiaSun Technologies, Inc.
                  462 Stevens Avenue
                  Suite 106
                  Solana beach, CA 92075

     15.4 Article Headings. The Article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15.5 Exhibits. All Exhibits referred to in this Agreement shall be attached hereto and are hereby incorporated herein.

     15.6 Counterparts. This Agreement may be executed in any one or more counterparts, all of which taken together shall constitute one instrument.

     15.7 Cooperation. Each party shall cooperate and use its best efforts to consummate the transactions contemplated herein. In addition, each party shall cooperate and take such action and execute such other and further documents as may be reasonably requested from time to time after the Closing Date by any other party to carry out the terms and provisions and intend of this Agreement.

     15.8 Gender. Wherever the context of this Agreement so requires or permits, the masculine herein shall include the feminine or the neuter, the singular shall include the plural, and the term "person" shall also include "corporation" or other business entity.

     15.9 Facsimile Signatures. It is expressly agreed that the parties may execute this Agreement via facsimile signature and such facsimile signature pages shall be treated as originals for all purposes.

     15.10 Entire Agreement. This Agreement and the other documents delivered concurrently herewith or pursuant hereto constitute the entire agreement among the parties hereto, and it is understood and agreed that there are no other than those contained herein. This Agreement may not be changed or modified except by a writing duly executed by the parties hereto.

     15.11 Governing Law; Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within said State, and without regard to its choice of law principles. All parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of California or any California state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that Venue for any such dispute arises out of this Agreement or any of the transactions contemplated by this Agreement shall be any federal court located in the State of California or any California state court,
(iii) agrees that they will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of California or a California state court.

     15.12 Legal Action Fees. Subject to the specific provisions of Article 9, above, if any action or other proceeding, in law or in equity, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover its or their reasonable attorney's fees and other costs incurred in that arbitration, action or proceeding, in addition to any other relief to which it or may be entitled.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                             ZIASUN TECHNOLOGIES, INC.


Dated:  May 2, 2001                          /S/ D. Scott Elder
                                             ----------------------------------
                                             By:  D. Scott Elder
                                             Its:  Chief Executive Officer


Dated: April 27, 2001                        /S/ Allen D. Hardman
                                             ----------------------------------
                                             By:  Allen D. Hardman
                                             Its:  President and COO


                                             MOMENTUM MEDIA, LTD.


Dated: May 8, 2001                           /S/ Paula Mayers
                                             ----------------------------------
                                             By: Paula Mayers
                                             Title: Director


                                             MOMENTUM ASIA, INC.



Dated: April 27, 2001                        /S/ Eric Montandon
                                             ----------------------------------
                                             By:  Eric Montandon
                                             Its:  President and Sole Director

                                  EXHIBIT 4.1.4

                          REQUIRED GOVERNMENT APPROVALS
                                       OF
                               MOMENTUM ASIA INC.

1. Philippines Bureau of Internal Revenue - Certificate / clearance to transfer shares of MAI from ZiaSun to Momentum Media (issued only after BIR is satisfied that appropriate documentary stamp tax and capital gains tax, if any, have been paid).

2. Subic Bay Metropolitan Authority - Prior written consent in the event of change of control pursuant to Section 4., Article V of the Lease Agreement.

                                   EXHIBIT 4.3

                                DECEMBER 31, 2000

                         UNAUDITED FINANCIAL STATEMENTS
                                       OF
                               MOMENTUM ASIA INC.


                                [to be provided]

                                   EXHIBIT 4.4

                    EXCEPTIONS TO TITLE TO ASSETS AND LEASES
                                       OF
                               MOMENTUM ASIA INC.


     None, with the exception that MAI is late in the payment of rent for the month of March. Also see, Exhibit 4.8 for other liabilities.

                                   EXHIBIT 4.6

                    LITIGATION AND PENDING OR THREATEN CLAIMS
                                       OF
                               MOMENTUM ASIA INC.

     The following creditors of MAI have threatened to commence legal action to collect the amounts due and owing to them:

         Digitel Telecommunications;
         DHL;
         Clark Telecom;
         Eastern Telecom; and
         World Mail

                                   EXHIBIT 4.7

           EXCEPTIONS TO TAX RETURNS AND REPORTS REQUIRED TO BE FILED
                                       BY
                               MOMENTUM ASIA INC.

     Momentum Asia, Inc., anticipates having an income tax liability for the fiscal years 1998 and 1999, the amount of approximately $20,000 and $30,000, respectively, which Purchaser has been made aware of and Purchaser hereby accepts as part of Momentum Asia, Inc.

                                   EXHIBIT 4.8

                       LIABILITIES, INDEBTEDNESS AND LIENS
                                       OF
                               MOMENTUM ASIA INC.

     Purchaser acknowledges and accepts full responsibility for any and all liabilities, indebtedness, liens and obligations of MAI, including, but not limited to the following vendor balances estimated as of March 31, 2001:

VENDOR                                                 $ AMOUNT
================================================================================
A & P                                                  $  4,752.48
Agua Vida                                              $     91.00
Angoles Electric-Power                                 $  1,117.30
Atty Alex Cruz                                         $  3,000.00
B. Lasergraphics                                       $    675.50
Bocobo, Cruz & Associates                              $    180.00
Clark Telecom                                          $  9,892.96
Clark Vivandl Water                                    $     89.79
Dello P. Villanueva                                    $    843.74
Deipa Specialties, Inc.                                $    856.38
DHL ( C )                                              $ 51,451.67
Digital Telecommunications                             $ 36,628.68
Eastern Telecom                                        $109,285.93
Globe Telecom                                          $  2,738.38
Graph O Tech(Phila.) Inc.                              $    423.50
Intergrafics Print & Pack                              $    160.00
Jhad Security                                          $  2,730.68
Makati Microshop                                       $    497.70
Media Channel                                          $ 36,243.80
NAPPOO                                                 $  2,080.60
Nextel                                                 $     99.55
Ocean Shirts, Inc.                                     $  3,224.51
PhilExcel Industrial Park                              $ 17,930.74
Power Mac Center                                       $    166.50
R.E.J. Accurate Lithographic                           $    405.00
Raynier Mktg.                                          $     77.60
Rock Bottom                                            $  1,298.74
Savers Office Automation                               $    249.70
Star Paper                                             $    376.69
Suble Telecom                                          $  3,074.33
WorldMall                                              $ 73,706.19
Yunitrade Trading                                      $    102.40
================================================================================
TOTAL                                                  $364,452.04

                                  EXHIBIT 5.1.3

                          REQUIRED GOVERNMENT APPROVALS
                                       OF
                               MOMENTUM MEDIA LTD.

                                      None.